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                                                                    Exhibit 10.1

          SECOND AMENDMENT dated as of August 15, 1994 (this "Second Amendment") to the Amended and Restated Rights Agreement dated as of August 2, 1989 between Atlas Corporation, a Delaware corporation (the "Company") and Chemical Bank, a New York banking corporation, as successor by merger to Manufacturers Hanover Trust Company, as rights agent (the "Rights Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Company and the Rights Agent are parties to the Amended and Restated Rights Agreement dated as of August 2, 1989 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement");

          WHEREAS, in a private placement (the "1994 Private Placement") the Company is selling 9,090,909 "Units" of the Company, each Unit comprised of one share of Common Stock and one-half of a warrant to purchase one share of Common Stock, to certain investors, including Mackenzie and M.I.M. Holdings (in each case as hereinafter defined); and

          WHEREAS, the Company and the Rights Agent desire to amend the Agreement as provided in this Second Amendment, effective concurrently with the closing of the first tranche of the 1994 Private Placement on August 15, 1994.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Rights Agent agree as follows:

          1.     Definitions. Capitalized terms defined in the Agreement shall
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have their defined meanings when used herein unless otherwise defined herein.

          2.     Amendment.
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          (a) Subsection 1(p) of the Agreement is amended by:

           (i) deleting from subsection 1(p)(iii) the following:

          "provided that if Phoenix at any time ceases to own beneficially, or have the right to acquire beneficial ownership of, 15% or more of the outstanding Common Stock, then in any such case Phoenix shall thereupon immediately cease to be an Exempt Person";

           (ii) deleting the period at the end of subsection 1(p)(iii) and substituting therefor a semicolon; and

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                 (iii) adding the following new subsections (iv) and (v):

                 "(iv) effective as of August 15, 1994, Mackenzie Financial Corporation and its Affiliates and Associates (collectively "Mackenzie"), provided that if Mackenzie at any time ceases to own beneficially, or have the right to acquire beneficial ownership of, 15% or more of the outstanding Common Stock, or if Mackenzie acquires, or obtains the right to acquire, beneficial ownership of more than 25% of the outstanding Common Stock, then in each such case Mackenzie shall thereupon immediately cease to be an Exempt Person; and (v) effective as of August 15, 1994, M.I.M. Holdings Limited and its Affiliates and Associates (collectively "M.I.M. Holdings"), provided that if M.I.M. Holdings at any time ceases to own beneficially, or have the right to acquire beneficial ownership of, 15% or more of the outstanding Common Stock, or if M.I.M. Holdings acquires, or obtains the right to acquire, beneficial ownership of more than 25% of the outstanding Common Stock, then in each such case M.I.M. Holdings shall thereupon immediately cease to be an Exempt Person."

                 (b) Section 21 of the Agreement is amended by deleting the sixth sentence thereof and substituting therefor the following sentence:

                 "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence."

                 3.  Conditions Precedent.  This Second Amendment shall
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become effective as of August 15, 1994.

          4.     Limited Effect.  This Second Amendment shall not constitute an
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amendment of or consent to any provision of the Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any action on the part of the Company that would require a waiver or consent of the Rights Agent except as expressly stated herein. Except as amended, modified or waived herein, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          5.     Counterparts. This Second Amendment may be signed in any number
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of counterparts, each of which shall constitute a single agreement with the same effect as if the signature thereto and hereto were upon the same instrument.

          6.     Governing Law.  This Second Amendment shall be governed by, and
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construed and interpreted in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Rights Agent and the Company have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

                                            CHEMICAL BANK, as Rights Agent


                                            By:______________________________
                                            Name:
                                            Title:

                                            ATLAS CORPORATION


                                            By:______________________________
                                            Name:
                                            Title:

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